Exhibit 99.2

Joe’s Jeans Reiterates 4th Quarter Earnings Guidance

LOS ANGELES, March 24, 2009 – Joe’s Jeans Inc. (the “Company”) (NASDAQ: JOEZ) announced today that it expects its fourth quarter net sales to be $17.8 million, slightly above the high end of its previously announced range of $17.4 and $17.7 million. Further, the Company expects to earn $0.02 per share, also at the high end of its previously announced guidance, before consideration of any non-cash charges.

The Company anticipates first quarter of fiscal 2009 net sales to be between $16.0 million and $16.5 million, reflecting 5% to 8% top line growth. In addition, the Company expects to earn $0.01 per share, before consideration of any non-cash charges.

The Company expects to provide more information on its fourth quarter and full fiscal year 2008 on its conference call to be held after its filing, which has been delayed due to a pending restatement regarding its method of accounting for its merger transaction with JD Holdings, Inc. completed in October 2007.  For more information regarding the restatement, see the Company’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2009.

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe's® brand and related trademarks.  More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  The matters discussed in this document involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions.  Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance or strategies; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Joe’s® brand in the marketplace; successful implementation of any growth or strategic plans; effective inventory management; the Company's ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company's cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the company’s third party vendors could have a negative impact on the company’s reputation; a possible oversupply of denim in the marketplace; and other risks.  The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K filed with the SEC, and this release should be read in conjunction with that annual report on Form 10-K, together with all of the Company’s other filings, including current reports on Form 8-K, made with the SEC through the date of this release.  The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company  undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made.  Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Joe’s Jeans Inc.
Hamish Sandhu
323-837-3700 x 304